                                                                   EXHIBIT 10.47


                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement"), made and entered into this 30 day of July, 2001, by and between Standard Automotive Corporation, a Delaware corporation with principal offices located at 280 Park Ave. New York, NY (the "Company"), and Matthew B. Burris (the "Executive").

                                   WITNESSETH

         WHEREAS, the Company has a need for the Executive's personal services in an executive capacity; and

         WHEREAS, the Executive possesses the necessary strategic, financial, planning, operational and managerial skills necessary to fulfill those needs; and

         WHEREAS, the Executive and the Company desire to enter into a formal Employment Agreement to fully recognize the contributions of Executive to the Company and to assure continuous harmonious performance of the affairs of the Company.

         NOW, THEREFORE, in consideration of the mutual promises, terms, provisions, and conditions contained herein, the parties agree as follows:

1.       Position.

The Company hereby agrees to employ the Executive to serve in the role of Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, subject to the limitation set forth herein. Executive will serve in such positions and exercise such powers and authority as are customarily inherent in similar positions in a comparable publicly-held entity, subject to the authority of the Board of Directors of the Company (the "Board"). The Executive accepts such employment upon the terms and conditions set forth herein, and further agrees to perform to the best of his abilities the duties generally associated with his position, as well as such other duties commensurate with his position as Vice President, Chief Financial Officer, Secretary and Treasurer as may be reasonably assigned by the Board. The Executive shall, at all times during the Term, report directly to the C.E.O. Executive agrees to devote his best efforts and substantially all of his business time, attention, energy, and skill to performing his duties to the Company under this Agreement; provided, however, that nothing in this Agreement prevents Executive from engaging in other business activities, including but not limited to attending to his personal investment activities and serving as a member of the boards of directors of public, private and not-for-profit organizations, to the extent that such activities do not interfere with the performance of his duties hereunder.

2.       Term of Employment and Renewal.

         The term of Executive's employment under this Agreement will commence on the date of this Agreement (the "Effective Date"). Subject to the provisions of Section 10 of this Agreement, the term of Executive's employment hereunder shall be for an initial term ending on August 31, 2004 (the "Initial Term"). The Initial Term of this Agreement shall be automatically extended for successive one (1) year periods (each a "Renewal Period") unless the Company or the Executive gives written notice to the other at least thirty (30) days prior to the expiration of the Initial Term, or a Renewal Period, of such party's election not to extend this Agreement. References herein to the "Term" shall mean the Initial Term as it may be so extended by one or more Renewal Periods. The last day of the Term is the "Expiration Date."

3.       Compensation and Benefits.

         (a) Salary. Commencing on the Effective Date, the Company agrees to pay the Executive a base salary at an annual rate of two hundred thirty five thousand Dollars ($235,000), payable in such installments as is the policy of the Company (the "Salary"), but no less frequently than monthly. Thereafter, th e CEO shall determine appropriate annual increases to Executive's Salary.

         (b) Bonus. The Executive shall be eligible to participate in the Management Incentive Program at a level commensurate with other senior executives.

         (c) Benefits. The Executive shall be entitled to participate in all employee benefit plans which the Company provides or may establish from time to time for the benefit of its employees, including, without limitation, group life, medical, surgical, dental and other health insurance, short and long-term disability, deferred compensation, profit-sharing and similar plans. The Company will reimburse Executive for cost of participating in programs offered by alternative providers including the provider(s) of his previous employer. The Executive shall also be entitled to paid vacation of 20 days per year, in accordance with the Company's vacation policy. Vacation unused in a year will be paid as additional compensation.

         (d) Stock Options and Restricted Stock Avard. As of the Effective Date, the Company shall grant the Executive, pursuant to the Company's 2000 Stock Option/Stock Issuance Plan (the "Plan"), an option to purchase shares equal to a minimum of 35% of the number of shares/price granted the CEO of the Company's common stock at a purchase price equal to the fair market value of the shares at the time of the grant, under the terms and conditions set forth in the Plan and the Company's standard Notice Of Grant of Stock Option, and the exhibits thereto, which shall be provided to the Executive upon the date of the stock option grant provided for herein, vesting as to 25% of the option shares on the first anniversary of the grant, and in thirty-six (36) equal monthly installments thereafter as long as the Executive is employed by the Company. The Company will grant Executive restricted common stock of the company in an amount equal to a minimum of 35% of the amount granted the CEO and vested on the same schedule as the CEO.

         (e) Expenses. The Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses actually incurred by him during the Term in performing services hereunder, provided that the Executive properly accounts for such expenses in accordance with the Company's policies.

4.       Confidentiality, Disclosure of Information.

         (a) The Executive recognizes and acknowledges that the Executive has had and will have access to Confidential Information (as defined below) relating to the business or interests of the Company or of persons with whom the Company may have business relationships. Except as permitted herein, the Executive will not during the Term, or at any time thereafter, use, disclose or permit to be known by any other person or entity, any Confidential Information of the Company (except as required by applicable law or in connection with the performance of the Executive's duties and responsibilities hereunder). The term "Confidential Information" means information relating to the Company's business affairs, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, employment agreements (other than this Agreement), personnel policies, the substance of agreements with customers, suppliers and others, marketing arrangements, customer lists, commercial arrangements, [include business-specific categories of confidential information] or any other information relating to the Company's business that is not generally known to the public or to actual or potential competitors of the Company (other than through a breach of this Agreement). This obligation shall continue until such Confidential Information becomes publicly available, other than pursuant to a breach of this Section 4 by the Executive, regardless of whether the Executive continues to be employed by the Company.

         (b) It is further agreed and understood by and between the parties to this Agreement that all "Company Materials," which include, but are not limited to, computers, computer software, computer disks, tapes, printouts, source, HTML and other code, flowcharts, schematics, designs, graphics, drawings, photographs, charts, graphs, notebooks, customer lists, sound recordings, other tangible or intangible manifestation of content, and all other documents whether printed, typewritten, handwritten, electronic, or stored on computer disks, tapes, hard drives, or any other tangible medium, as well as samples, prototypes, models, products and the like, shall be the exclusive property of the Company and, upon termination of Executive's employment with the Company, and/or upon the request of the Company, all Company Materials, including copies thereof, as well as all other Company property then in the Executive's possession or control, shall be returned to and left with the Company.

5.       Inventions Discovered by Executive.

         The Executive shall promptly disclose to the Company any invention, improvement, discovery, process, formula, or method or other intellectual property, whether or not patentable or copyrightable (collectively, "Inventions"), conceived or first reduced to practice by the Executive, either alone or jointly with others, while performing services hereunder (or, if based on any Confidential Information, at any time during or after the Term), (a) which pertain to any line of business activity of the Company, whether then conducted or then being actively planned by the Company, with which the Executive was or is involved, (b) which is developed using time, material or facilities of the Company, whether or not during working hours or on the Company premises, or (c) which directly relates to any of the Executive's work during the Term, whether or not during normal working hours. The Executive hereby assigns to the Company all of the Executive's right, title and interest in and to any such Inventions. During and after the Term, the Executive shall execute any documents necessary to perfect the assignment of such Inventions to the Company and to enable the Company to apply for, obtain and enforce patents, trademarks and copyrights in any and all countries on such Inventions, including, without limitation, the execution of any instruments and the giving of evidence and testimony, without further compensation beyond the Executive's agreed compensation during the course of the Executive's employment. Without limiting the foregoing, the Executive further acknowledges that all original works of authorship by the Executive, whether created alone or jointly with others, related to the Executive's employment with the Company and which are protectable by copyright, are "works made for hire" within the meaning of the United States Copyright Act, 17 U.S.C. ss. 101, as amended, and the copyright of which shall be owned solely, completely and exclusively by the Company. If any Invention is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U.S.C. ss. 101, as amended, such work is hereby assigned or transferred completely and exclusively to the Company. The Executive hereby irrevocably designates counsel to the Company as the Executive's agent and attorney-in-fact to do all lawful acts necessary to apply for and obtain patents and copyrights and to enforce the Company's rights under this Section. This Section 5 shall survive the termination of this Agreement. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, the Executive hereby waives such Moral Rights and consents to any action of the Company that would violate such Moral Rights in the absence of such consent. The Executive agrees to confirm any such waivers and consents from time to time as requested by the Company.

6.       Non-Competition and Non-Solicitation.

         The Executive acknowledges that the Company has invested substantial time, money and resources in the development and retention of its Inventions, Confidential Information (including trade secrets), customers, accounts and business partners, and further acknowledges that during the course of the Executive's employment with the Company the Executive has had and will have access to the Company's Inventions and Confidential Information (including trade secrets), and will be introduced to existing and prospective customers, accounts and business partners of the Company. The Executive acknowledges and agrees that any and all "goodwill" associated with any existing or prospective customer, account or business partner belongs exclusively to the Company, including, but not limited to, any goodwill created as a result of direct or indirect contacts or relationships between the Executive and any existing or prospective customers, accounts or business partners. Additionally, the parties acknowledge and agree that Executive possesses skills that are special, unique or extraordinary and that the value of the Company depends upon his use of such skills on its behalf.

         In recognition of this, the Executive covenants and agrees that:

         (a) During the Term the Executive may not, without the prior written consent of the Board, (whether as an employee, agent, servant, owner, partner, consultant, independent contractor, representative, stockholder or in any other capacity whatsoever) participate in any business that offers products or services competitive in any way to those offered by the Company or that were under active development by the Company during the Term, provided that nothing herein shall prohibit the Executive from owning securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed 3% of the outstanding shares of an such corporation.

         (b) During the Term the Executive may not entice, solicit or encourage any Company employee to leave the employ of the Company or any independent contractor to sever its engagement with the Company, absent prior written consent to do so from the Board.

         (c) During the Term, and for a period of one (1) year thereafter, the Executive may not, directly or indirectly, entice, solicit or encourage any customer, prospective customer, vendor, strategic partner or business associate of the Company to cease doing business with the Company, reduce its relationship with the Company or refrain from establishing or expanding a relationship with the Company.

7.       Non-Disparagement.

         The Executive hereby agrees that during the Term, and at all times thereafter, the Executive will not make any statement that is disparaging about the Company, any of its officers, directors, or shareholders, including, but not limited to, any statement that disparages the products, services, finances, financial condition, capabilities or other aspect of the business of the Company. The Executive further agrees that during the same period the Executive will not engage in any conduct that is intended to inflict harm upon the professional or personal reputation of the Company or any of its officers, directors, shareholders or employees.

8.       Provisions Necessary and Reasonable.

         (a) The Executive agrees that (i) the provisions of Sections 4, 5, 6 and 7 of this Agreement are necessary and reasonable to protect the Company's Confidential Information, Inventions, and goodwill; (ii) the specific temporal, geographic and substantive provisions set forth in Section 6 of this Agreement are reasonable and necessary to protect the Company's business interests in part because the Company's business is international in scope; and (iii) in the event of any breach of any of the covenants set forth herein, the Company would suffer substantial irreparable harm and would not have an adequate remedy at law for such breach. In recognition of the foregoing, the Executive agrees that in the event of a breach or threatened breach of any of these covenants, in addition to such other remedies as the Company may have at law, without posting any bond or security, the Company shall be entitled to seek and obtain equitable relief, in the form of specific performance, and/or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available. The seeking of such injunction or order shall not affect the Company's right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.

         (b) If any of the covenants contained in Sections 4, 5, 6 and 7 hereof, or any part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

         (c) If any of the covenants contained in Sections 4, 5, 6 and 7 hereof, or any part thereof, are held to be unenforceable by a court of competent jurisdiction because of the temporal or geographic scope of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision and, in its reduced form, such provision shall be enforceable.

9.       Representations Regarding Prior Work and Legal Obligations.

         (a) Except as to a prior employment agreement effectively terminating on August 24, 2001, the Executive represents that the Executive has no agreement or other legal obligation with any prior employer, or any other person or entity, that restricts the Executive's ability to accept employment with, or to perform any function for, the Company.

         (b) The Executive has been advised by the Company that at no time should the Executive divulge to or use for the benefit of the Company any trade secret or confidential or proprietary information of any previous employer. The Executive expressly acknowledges that the Executive has not divulged or used any such information for the benefit of the Company.

         (c) The Executive acknowledges that the Executive has not and will not misappropriate any Invention that the Executive played any part in creating while working for any former employer.

         (d) The Executive acknowledges that the Company is basing important business decisions on these representations, and affirms that all of the statements included herein are true.

10.      Termination and Severance.

         Notwithstanding the provisions of Section 2 of this Agreement, the Executive's employment hereunder may terminate under the following circumstances:

         (a) Termination by the Company for Cause. The Company may terminate this Agreement for Cause at any time, upon written notice to the Executive setting forth in reasonable detail the nature of such Cause. For purposes of this Agreement, Cause is defined as (i) the Executive's willful and material breach of the terms of this Agreement; (ii) the Executive's commission of any felony or any crime involving moral turpitude; (iii) gross negligence or willful misconduct by the Executive in connection with his position hereunder, (iv) the Executive's willful refusal to perform his duties hereunder (other than a failure due to disability) that results in material harm to the Company, after written notice specifying the failure and a reasonable opportunity of at least forty-five (45) days to cure (it being understood that if Executive's failure to perform is not of a type requiring a single action to fully cure, then Executive may commence the cure promptly after such written notice and thereafter diligently prosecute such cure to completion) or (v) a material and willful breach by Executive of any of his obligations hereunder and the failure of Executive to cure such breach within forty-five (45) days after receipt by Executive of a written notice of the Company specifying in reasonable detail the nature of the breach. The Company intends that "Cause" must be based only on meaningful and significant matters and not on matters of minor importance. For purposes of this Section, an act, or failure to act, on Executive's part shall be considered "willful" only if done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Upon the termination for Cause of Executive's employment, the Company shall have no further obligation or liability to the Executive other than for salary earned under this Agreement prior to the date of termination, and any accrued but unused vacation and unreimbursed expenses.

         (b) Termination by the Company Without Cause. The Executive's employment hereunder may be terminated without Cause by the Company upon written notice to the Executive, provided, however, that if the Company terminates the Executive's employment without Cause: (i) the Company shall pay the Executive an amount equal to the Salary for a twelve month period; (ii) the Company shall pay the Executive a pro rata share of the Executive's Management Incentive Program bonus; and (iii) the Company shall pay the Executive the costs of continuing health coverage pursuant to COBRA for a twelve month period (iv) the Company shall pay for full executive outplacement assistance. As a condition of receiving severance payment and benefits pursuant to this Agreement, the Executive shall execute and deliver to the Company prior to his/her receipt of such benefits a general release substantially in the form attached hereto as Exhibit A.

         (c) Termination by the Executive. The Executive may terminate his employment hereunder upon one (1) month's written notice to the Company. In the event of termination by the Executive pursuant to this subsection 10(c), the Company may elect to pay the Executive during the notice period (or for any remaining portion of that period) the Salary and benefits at the rate of compensation the Executive was receiving immediately before such notice of termination was tendered in lieu of actual notice. The Executive may also terminate his employment hereunder for "Good Reason," For purposes of this Agreement, "Good Reason" means (A) the material breach by the Company of any of its obligations hereunder and the failure of the Company to cure such breach within forty-five (45) days after receipt by the Company of a written notice from Executive specifying in reasonable detail the nature of the breach; (B) Executive no longer holds any of the titles listed in Section 1 or there is any material diminution in Executive's scope of responsibilities or duties; or (C) the Company changes Executive's principal place of employment to a location outside of New York City or more than 50 miles from Executive's residence without Executive's consent. Executive's delay in providing notice of his termination for Good Reason shall not be deemed to be a waiver of any such Good Reason unless and until Executive fails to provide such notice within six months after the occurrence of the event triggering such Good Reason, nor does the failure to resign for one Good Reason prevent any later Good Reason resignation for a similar or different reason.

         (d) Death. In the event of the Executive's death during the Term of this Agreement, the Executive's employment hereunder shall immediately and automatically terminate, and the Company shall have no further obligation or duty to the Executive or his estate or beneficiaries other than for the Salary earned under this Agreement to the date of termination and any payments or benefits due under Company policies or benefit plans.

         (e) Disability. The Company may terminate the Executive's employment hereunder, upon written notice to the Executive, in the event that the Executive becomes disabled during the Term through any condition of either a physical or psychological nature and, as a result, is, with or without reasonable accommodation, unable to perform the essential functions of the services contemplated hereunder for (a) a period of ninety (90) consecutive days, or (b) for shorter periods aggregating one hundred twenty (120) days during any twelve
(12) month period during the Term. Any such termination shall become effective upon mailing or hand delivery of notice that the Company has elected its right to terminate under this subsection 10(e), and the Company shall have no further obligation or duty to the Executive other than for salary earned under this Agreement prior to the date of termination and any payments or benefits due under Company policies or benefit plans.

         (f) Effect of Non-Renewal. In the event that the Company gives notice of its election not to extend the Term of the Agreement for a Renewal Period pursuant to Section 2 above, the Company shall pay the Executive the payments described in Section 10(b) above.

11.      Choice of Law.

         The Executive acknowledges that a substantial portion of the Company's business is based out of and directed from the State of New York. The Executive also acknowledges that during the course of the Executive's employment with the Company the Executive will have substantial contacts with New York.

         The validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the internal law of New York, without giving effect to conflict of law principles. Both parties agree that the exclusive venue for any action, demand, claim or counterclaim relating to the terms and provisions of Sections 4, 5, 6 and 7 of this Agreement, or to their breach, shall be in the state or federal courts located in the State and County of New York and that such courts shall have personal jurisdiction over the parties to this Agreement.

12. Severability. The Company and Executive each expressly agree and contract that it is not the intention of any of the parties hereto to violate any public policy, statutory or common law, and that if any sentence, paragraph, clause or combination of the same of this agreement is in violation of the law of any state where applicable, such sentence, paragraph, clause or combination of the same shall be void in the jurisdictions where it is unlawful, and the remainder of such paragraph and this Agreement shall remain binding on the parties to make the covenants of this Agreement binding only to the extent that it may be lawfully done under existing applicable laws. In the event that any part of any covenant of this Agreement is determined by a court of competent jurisdiction to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire that such court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

13. Legal Fees. If any dispute or disagreement arising hereunder or related hereto shall result in legal action between the Company and Executive, Executive shall be entitled, within 30 days after incurring such fees and disbursements, to recover from the Company any reasonable expenses for attorney's fees and disbursements incurred by him in connection with Executive's good faith maintenance or defense of such action, on an after-tax basis, unless Executive does not prevail in such action.

14. No Mitigation. The Company waives, releases and remises (x) any obligation or duty under applicable law or otherwise on the part of Executive to seek or obtain other engagements or employment or to otherwise mitigate any payments or damages to which Executive may be entitled to by reason of any operation or termination of this Agreement; and (y) any right in or claim to any remuneration or compensation received by Executive pursuant to any engagements or employment subsequent to the termination of this Agreement.

15.      Miscellaneous.

         (a) Assignment. The Executive acknowledges and agrees that the rights and obligations of the Company under this Agreement may be assigned by the Company to any successors in interest. The Executive further acknowledges and agrees that this Agreement is personal to the Executive and that the Executive may not assign any rights or obligations hereunder.

         (b) Withholding. All salary and bonus payments required to be made by the Company to the Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with the Company's policies applicable to employees of the Company at the Executive's level.

         (c) Entire Agreement. This Agreement sets forth the entire agreement between the parties and supersedes any prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

         (d) Amendments. Any attempted modification of this Agreement will not be effective unless signed by an officer of the Company and the Executive.

         (e) Waiver of Breach. The Executive understands that a breach of any provision of this Agreement may only be waived by an officer of the Company. The waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         (f) Severability. If any provision of this Agreement should, for any reason, be held invalid or unenforceable in any respect by a court of competent jurisdiction, then the remainder of this Agreement, and the application of such provision in circumstances other than those as to which it is so declared invalid or unenforceable, shall not be affected thereby, and each such provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         (g) Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered by private messenger, private overnight mail service, or facsimile as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

             If to the Company:

             Mr. James O'Crowley, CEO
             Standard Automotive Corporation
             280 Park Ave.
             New York, NY 10017

             With a copy to:

             Brobeck, Phleger & Harrison LLP
             1633 Broadway, 47th Floor
             New York, New York  10019
             Attn:  Mark Mandel, Esq.

             If to Executive:

             26 Burr School Road
             Westport, CT 06880

         (h) Survival. The Executive and the Company agree that certain provisions of this Agreement shall survive the expiration or termination of this Agreement and the termination of the Executive's employment with the Company. Such provisions shall be limited to those within this Agreement which, by their express and implied terms, obligate either party to perform beyond the termination of the Executive's employment or termination of this Agreement.

         (i) Disclosure and Confidentiality. The Executive agrees to provide, and agrees that the Company similarly may provide in its discretion, a copy of the covenants contained in this Agreement to any business or enterprise which the Company may directly or indirectly own, manage, operate, finance, join, control or in which the Company participates in the ownership, management, operation, financing or control, or with which the Company may be connected or may become connected as an officer, director, executive, partner, principal, agent, representative, consultant or otherwise. The Executive also agrees that the Company may disclose a copy of this Agreement if legally required to do so, and in connection with a partnering transaction or financing, assuming that an appropriate confidentiality agreement is in place. The Executive further agrees not to disclose the existence or terms of this Agreement to any person other than the Executive's immediate family and legal, financial or accounting professional.

         (j) Rights of Other Individuals. This Agreement confers rights solely on the Executive and the Company. This Agreement is not a benefit plan and confers no rights on any individual or entity other than the undersigned.

         (k) Headings. The parties acknowledge that the headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

         (l) Advice of Counsel. The Executive and the Company hereby acknowledge that each party has had adequate opportunity to review this Agreement, to obtain the advice of counsel with respect to this Agreement, and to reflect upon and consider the terms and conditions of this Agreement. The parties further acknowledge that each party fully understands the terms of this Agreement and has voluntarily executed this Agreement.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year set forth below.

EXECUTIVE                                 STANDARD AUTOMOTIVE CORPORATION


/s/ MATTHEW B. BURRIS                     By:      /s/ JAMES F. O'CROWLEY, III
-------------------------------------              ---------------------------
Matthew B. Burris
                                          Title:   President & CEO

                                    EXHIBIT A

                              SEPARATION AGREEMENT
                               AND GENERAL RELEASE

         This Separation Agreement and General Release ("Agreement") is made and entered into this ____ day of _____, _____, by and between [COMPANY NAME] (hereinafter the "Company" or "Employer") and [EMPLOYEE NAME] ("Employee") (hereinafter collectively referred to as the "Parties"), and is made and entered into with reference to the following facts.

                                    RECITALS

         WHEREAS, Employee was hired by the Company on or about ________, as a ____________; and

         WHEREAS, the Company and Employee have agreed to terminate their employment relationship effective ______, ____; and

         WHEREAS, the Parties each desire to resolve any potential disputes which exist or may exist arising out of Employee's employment with the Company and/or the termination thereof.

         NOW THEREFORE, in consideration of the covenants and promises contained herein, the Parties hereto agree as follows:

                                    AGREEMENT

         1. Agreement By the Company. In exchange for Employee's agreement to be bound by the terms of this entire Agreement, including but not limited to the Release of Claims in paragraph 3, the Company agrees to provide Employee with a lump-sum payment in the amount of __________ dollars ($________), less statutory deductions and withholdings, which amount represents _____ (_) weeks'/months'/years' salary at Employee's rate of pay as of the Termination Date, to be paid within ten (10) days of the Company's receipt of this Agreement, fully executed by Employee.

         Employee acknowledges that, absent this Agreement, s/he has no legal, contractual or other entitlement to the consideration set forth in this paragraph and that the amount set forth in this paragraph constitute valid and sufficient consideration for Employee's release of claims and other obligations set forth herein.

         2. Release of Claims. Employee hereby expressly waives, releases, acquits and forever discharges the Company and its divisions, subsidiaries, affiliates, parents, related entities, partners, officers, directors, shareholders, investors, executives, managers, employees, agents, attorneys, representatives, successors and assigns (hereinafter collectively referred to as "Releasees"), from any and all claims, demands, and causes of action which Employee has or claims to have, whether known or unknown, of whatever nature, which exist or may exist on Employee's behalf from the beginning of time up to and including the date of this Agreement. As used in this paragraph, "claims," "demands," and "causes of action" include, but are not limited to, claims based on contract, whether express or implied, fraud, stock fraud, defamation, wrongful termination, estoppel, equity, tort, retaliation, intellectual property, personal injury, spoliation of evidence, emotional distress, public policy, wage and hour law, statute or common law, claims for severance pay, claims related to stock options and/or fringe benefits, claims for attorneys' fees, vacation pay, debts, accounts, compensatory damages, punitive or exemplary damages, liquidated damages, and any and all claims arising under any federal, state, or local statute, law, or ordinance prohibiting discrimination on account of race, color, sex, age, religion, sexual orientation, disability or national origin, including but not limited to, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 as amended, the Americans with Disabilities Act, the Family and Medical Leave Act or the Employee Retirement Income Security Act.

         3. Acceptance of Agreement/Revocation. This Agreement was received by Employee on ______, ____. Employee may accept this Agreement by returning a signed original to the Company. This Agreement shall be withdrawn if not accepted in the above manner on or before _______.

         4. Confidentiality. Employee understands and agrees that this Agreement, and the matters discussed in negotiating its terms, are entirely confidential. It is therefore expressly understood and agreed that Employee will not reveal, discuss, publish or in any way communicate any of the terms, amount or fact of this Agreement to any person, organization or other entity, with the exception of his/her immediate family members and professional representatives, unless required by subpoena or court order. Employee further agrees that s/he will not, at any time in the future, make any statements to any third parties that disparage any of the Releasees personally or professionally.

         5. [New York] Law Applies. This Agreement, in all respects, shall be interpreted, enforced and governed by and under the laws of the State of [New York]. Any and all actions relating to this Agreement shall be filed and maintained in the federal and/or state courts located in the State [and County of New York], and the parties consent to the jurisdiction of such courts. In any action arising out of this Agreement, or involving claims barred by this Agreement, the prevailing party shall be entitled to recover all costs of suit, including reasonable attorneys' fees.

         6. Voluntary Agreement. EMPLOYEE UNDERSTANDS AND AGREES THAT S/HE MAY BE WAIVING SIGNIFICANT LEGAL RIGHTS BY SIGNING THIS AGREEMENT, AND REPRESENTS THAT S/HE HAS ENTERED INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, WITH A FULL UNDERSTANDING OF AND IN AGREEMENT WITH ALL OF ITS TERMS.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates provided below.


DATED:  _____________________, ____         [COMPANY NAME]



                                            By:  __________________________

                                            Its: __________________________

DATED:  _____________________, ____         [EMPLOYEE NAME]


                                            __________________________